Exhibit 99.1

THE WENDY’S COMPANY REPORTS THIRD QUARTER 2021 RESULTS

Dublin, Ohio (November 10, 2021) - The Wendy’s Company (Nasdaq: WEN) today reported unaudited results for the third quarter ended October 3, 2021.

“We are extremely proud of the progress we are making against our three strategic growth pillars,” President and Chief Executive Officer Todd Penegor said. “We continued to grow our breakfast business, digital sales accelerated, and we meaningfully expanded our global footprint in the third quarter. Global Same-Restaurant sales grew in the high-single digits on a 2-year basis, reinforcing the strength of our brand in a challenging environment. Our focus on executing against our key priorities and our continued partnership with the best franchisees in the business give me confidence that we will achieve our vision of becoming the world’s most thriving and beloved restaurant brand.”

Third Quarter 2021 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Third Quarter		Year-to-Date
	2021	2020	2021	2020
Systemwide Sales Growth(1)
U.S.	3.7%	7.9%	12.1%	1.6%
International(2)	20.2%	(3.5)%	23.6%	(9.3)%
Global	5.3%	6.7%	13.2%	0.5%
Same-Restaurant Sales Growth(1)
U.S.	2.1%	7.0%	10.2%	0.9%
International(2)	14.7%	(2.1)%	17.4%	(7.3)%
Global	3.3%	6.1%	10.9%	— %
Systemwide Sales (In US$ Millions)(3)
U.S.	$2,791	$2,692	$8,336	$7,436
International(2)	$362	$291	$1,020	$784
Global	$3,154	$2,983	$9,356	$8,220
Restaurant Openings
U.S. - Total / Net	27 / 6	27 / 12	69 / 20	73 / 22
International - Total / Net	21 / 19	6 / (4)	60 / 43	23 / 4
Global - Total / Net	48 / 25	33 / 8	129 / 63	96 / 26
Global Reimaging Completion Percentage			70%	62%

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Financial Highlights	Third Quarter			Year-to-Date
	2021	2020	B / (W)	2021	2020	B / (W)

(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$470.3	$452.2	4.0%	$1,423.8	$1,259.5	13.0%
Adjusted Revenues(1)	$372.3	$367.5	1.3%	$1,134.1	$1,018.0	11.4%
Company-Operated Restaurant Margin	14.4%	16.9%	(2.5)%	17.4%	13.9%	3.5%
General and Administrative Expense	$62.8	$47.3	(32.8)%	$178.6	$147.6	(21.0)%
Operating Profit	$80.2	$81.3	(1.4)%	$290.1	$190.7	52.1%
Net Income	$41.2	$39.8	3.6%	$148.3	$79.1	87.5%
Adjusted EBITDA	$112.2	$118.8	(5.6)%	$364.2	$305.6	19.2%
Reported Diluted Earnings Per Share	$0.18	$0.17	5.9%	$0.66	$0.35	88.6%
Adjusted Earnings Per Share	$0.19	$0.19	— %	$0.66	$0.40	65.0%
Cash Flows from Operations				$276.7	$205.8	34.5%
Capital Expenditures				$(43.4)	$(44.9)	3.3%
Free Cash Flow(2)				$273.7	$133.6	104.9%

(1)	Total revenues less advertising funds revenue.
(2)	Cash flows from operations minus capital expenditures, the impact of our advertising funds and cash paid for taxes related to the disposition of the New York market in Q2 2021.

Third Quarter Financial Highlights

Total Revenues

The increase in revenues was primarily driven by higher franchise fees, as well as an increase in advertising funds and franchise royalty revenue, both of which were largely due to higher same-restaurant sales. The increase was partially offset by lower sales at Company-operated restaurants due to the sale of the Company’s New York market during the second quarter of 2021.

Company-Operated Restaurant Margin

The decrease in Company-operated restaurant margin was primarily the result of labor rate increases, higher commodity costs, lower local advertising spend in the prior year, and customer count declines. These decreases were partially offset by a higher average check.

General and Administrative Expense

The increase in general and administrative expense was primarily driven by higher incentive and stock compensation accruals, technology costs primarily related to the Company’s ERP implementation, and increased travel expenses.

Operating Profit

The decrease in operating profit resulted primarily from higher general and administrative expense, a decrease in Company-operated restaurant margin, and higher franchise support and other costs. These decreases were partially offset by higher franchise royalty revenue and fees.

Net Income

The increase in net income resulted primarily from lower interest expense as a result of the Company’s debt refinancing completed in the second quarter of 2021. This was partially offset by a decrease in operating profit.

Adjusted EBITDA

The decrease in adjusted EBITDA resulted primarily from higher general and administrative expense, a decrease in Company-operated restaurant margin, and higher franchise support and other costs. These decreases were partially offset by higher franchise royalty revenue and fees.

Adjusted Earnings Per Share

Adjusted earnings per share was flat to the prior year driven by lower adjusted EBITDA offset by a decrease in interest expense and lower depreciation and amortization expense.

Year to Date Free Cash Flow

The increase in free cash flow resulted primarily from higher net income, the impact from the cash payment related to the settlement of the financial institutions case in January 2020, the timing of receipts of franchisee rental payments, and the timing of accrued compensation payments.

Company Declares Quarterly Dividend

The Company announced today the declaration of its regular quarterly cash dividend of 12 cents per share, payable on December 15, 2021, to shareholders of record as of December 1, 2021. The number of common shares outstanding as of November 3, 2021 was approximately 221 million.

Company Increases Share Repurchase Authorization by $80 Million; Announces $125 Million Accelerated Share Repurchase Program

The Company announced today that its Board of Directors has approved an increase to the Company’s existing share repurchase authorization of $80 million to a total of $300 million. As part of this increased authorization, the Company intends to launch a $125 million accelerated share repurchase program in the fourth quarter of 2021.

The Company repurchased 1.9 million shares for $43.8 million in the third quarter of 2021 and has repurchased 0.7 million shares for $15.5 million thus far in the fourth quarter of 2021. As of the date of this release, approximately $125.1 million remains available under the Company’s increased $300 million share repurchase authorization that expires in February 2022.

2021 Outlook

This release includes forward-looking projections for certain non-GAAP financial measures, including systemwide sales, adjusted EBITDA, adjusted earnings per share and free cash flow. The Company excludes certain expenses and benefits from adjusted EBITDA, adjusted earnings per share and free cash flow, such as the impact from our advertising funds, including the net change in the restricted operating assets and liabilities and any excess or deficit of advertising fund revenues over advertising fund expenses, impairment of long-lived assets, reorganization and realignment costs, system optimization (gains) losses, net, and the timing and resolution of certain tax matters. Due to the uncertainty and variability of the nature and amount of those expenses and benefits, the Company is unable without unreasonable effort to provide projections of net income, earnings per share or net cash provided by operating activities, or a reconciliation of those projected measures.

During 2021, the Company Now Expects:

•	Global systemwide sales growth: 11 to 12 percent (excluding the impact of the 53rd week)

•	Adjusted EBITDA: $465 to $470 million

•	Adjusted earnings per share: $0.79 to $0.80

•	Cash flows from operations: $345 to $365 million

•	Capital expenditures: $75 to $85 million

•	Free cash flow: $270 to $280 million

Company to Host Virtual Investor Day on March 10, 2022 and Release Preliminary Fourth Quarter and Full-Year 2021 Results on February 10, 2022

The Company will host a virtual investor day on Thursday, March 10, 2022 where it plans to provide an update on its long-term strategic vision, re-introduce its long-term outlook, and issue its outlook for 2022. The event will be available to all interested parties via webcast from the Company’s Investor Relations website at www.irwendys.com.

In advance of its Investor Day, the Company plans to release its preliminary fourth quarter and full-year 2021 results on Thursday, February 10, 2022. The Company will host a conference call that same morning at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, November 10

The Company will host a conference call on Wednesday, November 10 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (866) 211-4759 for domestic callers and (647) 689-6752 for international callers. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition or poor customer experiences at Wendy’s restaurants; (3) economic disruptions, including in regions with a high concentration of Wendy’s restaurants; (4) changes in discretionary consumer spending and consumer tastes and preferences; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) the Company’s ability to achieve and maintain market share in the breakfast daypart; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure, misuse, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, the impact of reorganization and realignment initiatives, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA is also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, adjusted earnings per share and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items to the extent identified in the reconciliation tables that accompany this release, such as the cash paid for taxes related to the disposition of the New York market. The cash paid for taxes related to the disposition of the New York market is excluded from free cash flow because the cash we received on the sales of those restaurants is being recorded in cash flows from investing activities. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, adjusted earnings per share, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales. For fiscal 2020, same-restaurant sales excluded the impact of a 53rd operating week. In fiscal 2020, same-restaurant sales compared the 52 weeks from December 30, 2019 through December 27, 2020 to the 52 weeks from December 31, 2018 through December 29, 2019. For fiscal 2021, same-restaurant sales will compare the 52 weeks from January 4, 2021 through January 2, 2022 to the 52 weeks from January 6, 2020 through January 3, 2021.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across more than 6,800 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Greg Lemenchick

Senior Director - Investor Relations & Corporate FP&A

(614) 766-3977; greg.lemenchick@wendys.com

Media Contact:

Heidi Schauer

Vice President - Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Operations

Three and Nine Month Periods Ended October 3, 2021 and September 27, 2020

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020
Revenues:
Sales	$171,078	$191,946	$553,660	$522,961
Franchise royalty revenue	116,521	109,344	344,421	301,891
Franchise fees	22,234	7,476	53,825	19,754
Franchise rental income	62,446	58,721	182,190	173,434
Advertising funds revenue	97,976	84,755	289,699	241,468

	470,255	452,242	1,423,795	1,259,508

Costs and expenses:
Cost of sales	146,436	159,545	457,440	450,170
Franchise support and other costs	10,509	5,960	27,080	19,427
Franchise rental expense	34,424	32,426	101,058	93,024
Advertising funds expense	108,529	92,048	310,642	253,353
General and administrative	62,840	47,322	178,576	147,553
Depreciation and amortization	30,940	32,966	93,243	98,726
System optimization gains, net	(1,437)	(23)	(32,719)	(2,333)
Reorganization and realignment costs	345	3,375	7,381	10,196
Impairment of long-lived assets	566	23	1,831	4,727
Other operating income, net	(3,092)	(2,748)	(10,800)	(6,076)

	390,060	370,894	1,133,732	1,068,767

Operating profit	80,195	81,348	290,063	190,741
Interest expense, net	(26,000)	(29,086)	(82,990)	(86,696)
Loss on early extinguishment of debt	—	—	(17,917)	—
Other income, net	171	181	461	1,113

Income before income taxes	54,366	52,443	189,617	105,158
Provision for income taxes	(13,195)	(12,690)	(41,356)	(26,060)

Net income	$41,171	$39,753	$148,261	$79,098

Net income per share:
Basic	$.19	$.18	$.67	$.35
Diluted	.18	.17	.66	.35

Number of shares used to calculate basic income per share	222,373	223,907	222,527	223,521

Number of shares used to calculate diluted income per share	225,058	228,317	225,728	227,833

The Wendy’s Company and Subsidiaries

Condensed Consolidated Balance Sheets

As of October 3, 2021 and January 3, 2021

(In Thousands Except Par Value)

(Unaudited)

	October 3, 2021	January 3, 2021
ASSETS
Current assets:
Cash and cash equivalents	$571,502	$306,989
Restricted cash	36,321	33,973
Accounts and notes receivable, net	100,265	109,891
Inventories	4,257	4,732
Prepaid expenses and other current assets	23,820	89,732
Advertising funds restricted assets	107,320	142,306

Total current assets	843,485	687,623
Properties	873,250	915,889
Finance lease assets	210,660	206,153
Operating lease assets	783,986	821,480
Goodwill	751,805	751,049
Other intangible assets	1,209,695	1,224,960
Investments	41,356	44,574
Net investment in sales-type and direct financing leases	305,242	268,221
Other assets	137,468	120,057

Total assets	$5,156,947	$5,040,006

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$32,750	$28,962
Current portion of finance lease liabilities	15,915	12,105
Current portion of operating lease liabilities	45,541	45,346
Accounts payable	26,506	31,063
Accrued expenses and other current liabilities	158,800	155,321
Advertising funds restricted liabilities	127,673	140,511

Total current liabilities	407,185	413,308
Long-term debt	2,360,763	2,218,163
Long-term finance lease liabilities	528,775	506,076
Long-term operating lease liabilities	830,488	865,325
Deferred income taxes	279,813	280,755
Deferred franchise fees	90,086	89,094
Other liabilities	117,083	117,689

Total liabilities	4,614,193	4,490,410

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.10 par value; 1,500,000 shares authorized; 470,424 shares issued; 221,301 and 224,268 shares outstanding, respectively	47,042	47,042
Additional paid-in capital	2,911,552	2,899,276
Retained earnings	317,956	238,674
Common stock held in treasury, at cost; 249,123 and 246,156 shares, respectively	(2,685,063)	(2,585,755)
Accumulated other comprehensive loss	(48,733)	(49,641)

Total stockholders’ equity	542,754	549,596

Total liabilities and stockholders’ equity	$5,156,947	$5,040,006

The Wendy’s Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

Nine Month Periods Ended October 3, 2021 and September 27, 2020

(In Thousands)

(Unaudited)

	Nine Months Ended
	2021	2020
Cash flows from operating activities:
Net income	$148,261	$79,098
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	93,243	98,726
Share-based compensation	16,735	15,112
Impairment of long-lived assets	1,831	4,727
Deferred income tax	(25)	5,878
Non-cash rental expense, net	28,421	19,967
Change in operating lease liabilities	(34,220)	(29,539)
Net receipt of deferred vendor incentives	1,906	5,061
System optimization gains, net	(32,719)	(2,333)
Distributions received from joint ventures, net of equity in earnings	3,561	1,187
Long-term debt-related activities, net	23,043	4,866
Changes in operating assets and liabilities and other, net	26,636	3,009

Net cash provided by operating activities	276,673	205,759

Cash flows from investing activities:
Capital expenditures	(43,401)	(44,876)
Acquisitions	4,879	—
Dispositions	52,657	3,570
Proceeds from sale of investments	—	169
Notes receivable, net	907	138

Net cash provided by (used in) investing activities	15,042	(40,999)

Cash flows from financing activities:
Proceeds from long-term debt	1,100,000	153,315
Repayments of long-term debt	(955,782)	(174,959)
Repayments of finance lease liabilities	(9,021)	(5,850)
Deferred financing costs	(20,873)	(2,122)
Repurchases of common stock	(125,656)	(46,667)
Dividends	(68,963)	(49,176)
Proceeds from stock option exercises	27,204	15,540
Payments related to tax withholding for share-based compensation	(4,390)	(5,409)

Net cash used in financing activities	(57,481)	(115,328)

Net cash provided by operations before effect of exchange rate changes on cash	234,234	49,432
Effect of exchange rate changes on cash	177	(1,715)

Net increase in cash, cash equivalents and restricted cash	234,411	47,717
Cash, cash equivalents and restricted cash at beginning of period	418,241	358,707

Cash, cash equivalents and restricted cash at end of period	$652,652	$406,424

The Wendy’s Company and Subsidiaries

Reconciliations of Net Income to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Nine Month Periods Ended October 3, 2021 and September 27, 2020

(In Thousands)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020
Net income	$41,171	$39,753	$148,261	$79,098
Provision for income taxes	13,195	12,690	41,356	26,060

Income before income taxes	54,366	52,443	189,617	105,158
Other income, net	(171)	(181)	(461)	(1,113)
Loss on early extinguishment of debt	—	—	17,917	—
Interest expense, net	26,000	29,086	82,990	86,696

Operating profit	80,195	81,348	290,063	190,741
Plus (less):
Advertising funds revenue	(97,976)	(84,755)	(289,699)	(241,468)
Advertising funds expense (a)	99,550	85,895	294,139	245,015
Depreciation and amortization	30,940	32,966	93,243	98,726
System optimization gains, net	(1,437)	(23)	(32,719)	(2,333)
Reorganization and realignment costs	345	3,375	7,381	10,196
Impairment of long-lived assets	566	23	1,831	4,727

Adjusted EBITDA	$112,183	$118,829	$364,239	$305,604

Revenues	$470,255	$452,242	$1,423,795	$1,259,508
Less:
Advertising funds revenue	(97,976)	(84,755)	(289,699)	(241,468)

Adjusted revenues	$372,279	$367,487	$1,134,096	$1,018,040

(a)

Excludes advertising funds expense of $8,979 and $16,503 for the three and nine months ended October 3, 2021, respectively, and $6,153 and $8,338 for the three and nine months ended September 27, 2020, respectively, related to the Company’s funding of incremental advertising.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Income and Diluted Earnings Per Share to

Adjusted Income and Adjusted Earnings Per Share

Three and Nine Month Periods Ended October 3, 2021 and September 27, 2020

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	2021	2020	2021	2020
Net income	$41,171	$39,753	$148,261	$79,098

Plus (less):
Advertising funds revenue	(97,976)	(84,755)	(289,699)	(241,468)
Advertising funds expense (a)	99,550	85,895	294,139	245,015
System optimization gains, net	(1,437)	(23)	(32,719)	(2,333)
Reorganization and realignment costs	345	3,375	7,381	10,196
Impairment of long-lived assets	566	23	1,831	4,727
Loss on early extinguishment of debt	—	—	17,917	—

Total adjustments	1,048	4,515	(1,150)	16,137
Income tax impact on adjustments (b)	291	(868)	1,811	(4,566)

Total adjustments, net of income taxes	1,339	3,647	661	11,571

Adjusted income	$42,510	$43,400	$148,922	$90,669

Diluted earnings per share	$.18	$.17	$.66	$.35
Total adjustments per share, net of income taxes	.01	.02	—	.05

Adjusted earnings per share	$.19	$.19	$.66	$.40

(a)

Excludes advertising funds expense of $8,979 and $16,503 for the three and nine months ended October 3, 2021, respectively, and $6,153 and $8,338 for the three and nine months ended September 27, 2020, respectively, related to the Company’s funding of incremental advertising.

(b)

The provision for (benefit from) income taxes on “System optimization gains, net” was $536 and $6 for the three months ended October 3, 2021 and September 27, 2020, respectively, and $8,802 and $(728) for the nine months ended October 3, 2021 and September 27, 2020, respectively. The benefit from income taxes on all other adjustments (excluding the advertising funds adjustments) was calculated using an effective tax rate of 26.89% and 25.72% for the three months ended October 3, 2021 and September 27, 2020, respectively, and 25.77% and 25.72% for the nine months ended October 3, 2021 and September 27, 2020, respectively.

The Wendy’s Company and Subsidiaries

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Nine Month Periods Ended October 3, 2021 and September 27, 2020

(In Thousands)

(Unaudited)

	Nine Months Ended
	2021	2020
Net cash provided by operating activities	$276,673	$205,759
Plus (less):
Capital expenditures	(43,401)	(44,876)
Cash paid for taxes related to New York disposition	9,512	—
Advertising funds impact (a)	30,876	(27,297)

Free cash flow	$273,660	$133,586

(a)

Represents the net change in the restricted operating assets and liabilities of our advertising funds, which is included in “Changes in operating assets and liabilities and other, net,” and the excess of advertising funds expense over advertising funds revenue, which is included in “Net income.”